UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  January 3, 2005

                            MAVERICK TUBE CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

       Delaware                       1-10651                    43-1455766
   (State or other             (Commission File Number)        (IRS Employer
jurisdiction of incorporation)                               Identification No.)

16401 Swingley Ridge Road, Suite 700, Chesterfield, Missouri         63017
(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code:  (636) 733-1600

                                       N/A
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     Effective  January 3, 2005, The Company's  Board of Directors has named Mr.
C. Robert Bunch, currently the Company's President and Chief Executive Officer, as Chairman. Mr. Bunch replaces Mr. Gregg Eisenberg, whose retirement as Chairman was previously announced and effective December 31, 2004. Mr. Bunch, 50, has been a director of the Company since 1991, and the acting President and Chief Executive Officer since October 15, 2004. He has been active in the oil service industry since 1981, when he joined Hughes Tool Company as a financial officer. Since that time, he has served as President of Tescorp, Inc., a manufacturer and distributor of oilfield production and exploration equipment; Executive Vice President and Chief Operating Officer of Oyo Geospace, Inc., an oilfield seismic equipment manufacturer; and most recently with Input/Output, Inc. (NYSE:IO), finishing his tenure there as President and Chief Operating Officer. Since leaving Input/Output in 2003, he has been an investor in and a consultant to the oil services industry. He also serves as a director of Pioneer Drilling Company (ASE:PDC).

     Also, effective January 3, 2005, the Company's Board of Directors elected Mr. James A. Cowan, currently the Company's Executive Vice President and Chief Operating Officer, as President, replacing Mr. Bunch in this capacity. Mr. Cowan, 47, will continue as the Company's Chief Operating Officer, a position he has held since joining the Company in March 2003. Mr. Cowan came to the Company with significant experience in the tubular and steel processing sector, having previously served in various management capacities at North Star Steel, and as President of V&M Tubular Corporation, a $300 million seamless tube producer for the U.S. oil service market.

     In addition, effective January 3, 2005, the Company's Board of Directors announced the following other changes in executive officer duties in connection with a reorganization of the Company's operations along business unit lines.

     Mr. T. Scott Evans, currently the Company's Senior Vice President - Marketing and Sales, has been appointed Senior Vice President and President - Maverick Tubular Products Group. Maverick Tubular Products Group is currently comprised of the following businesses: Maverick Tube L.P., a U.S. market share leader in welded ("ERW") oil country tubular goods ("OCTG") and line pipe; Prudential Steel, a Canadian market share leader in ERW OCTG and line pipe; and Texas Arai, a North American market share leader in API couplings. Mr. Evans, 57, has been with the Company since May 1988, and has served as an officer since January 1990, when he was appointed Vice President Marketing. In September 1992, Mr. Evans was promoted to Vice President - Commercial Operations. Thereafter, in October 2002, Mr. Evans was further promoted to Senior Vice President - Marketing and Sales.

     Mr. Sudhakar Kanthamneni, 57, currently the Company's Senior Vice President
- Manufacturing and Technology, has been appointed Senior Vice President and Chief Technology Officer. Mr. Kanthamneni will oversee the Company's research and development initiatives and continue to help guide the Company's growth in this critical area. Mr. Kanthamneni has been with the Company since June 1987 and has served as an officer since April 1988, when he was appointed Vice President of Engineering. In August 1992, Mr. Kanthamneni was promoted to Vice President - Manufacturing and Technology followed by a further promotion in October 2002, to Senior Vice President - Manufacturing and Technology.

     Mr. Richard W. Preckel, 45, currently Vice President - Strategic Services, will no longer serve in this capacity, and has been appointed the Company's new Director - Investor Relations and Business Development.

     No additional material terms or employment agreements have been entered into with respect to the changes in the above listed officer positions, and there is no information required to be disclosed with respect to any officer pursuant to Item 404(a) of Regulation S-K.

     The information contained in the Company's press release dated January 4, 2005, in connection with the announcement is included as Exhibit 99.1 to this Form 8-K.


Section 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(c)      Exhibits

         No.               Description

         99.1              Text of press release dated January 4, 2005

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        MAVERICK TUBE CORPORATION


Date:  January 5, 2005                  By: /s/ Joyce M. Schuldt
                                            -----------------------------------
                                            Joyce M. Schuldt
                                            Vice President, Chief Legal Counsel
                                            and Assistant Secretary